Exhibit 10.30

INVESTOR SECURITYHOLDERS AGREEMENT

by and among

DOMUS HOLDINGS CORP.,

REALOGY CORPORATION, and

the SECURITYHOLDERS that are parties hereto

DATED AS OF JANUARY 5, 2011

INVESTOR SECURITYHOLDERS AGREEMENT, dated as of January 5, 2011 (this “Agreement”), by and among Domus Holdings Corp., a Delaware corporation (the “Company”), Realogy Corporation, a Delaware corporation (“Realogy”), the Apollo Holders (as such term is hereinafter defined) and the eligible holders of Existing Notes (as such term is hereinafter defined) identified on the signature pages hereto (each a “Holder”).

WHEREAS, the Company owns, directly or indirectly, all of the outstanding equity interests of Realogy;

WHEREAS, Realogy has previously issued 10.50% Senior Notes due 2014, 11.00%/11.75% Senior Toggle Notes due 2014, and 12.375% Senior Subordinated Notes due 2015 (collectively, the “Existing Notes”);

WHEREAS, each Holder, collectively with its Affiliates or funds or accounts managed by such Holder, tendered all of their Existing Notes in the Exchange Offers, in the aggregate principal amount and series of Existing Notes set forth under such Holder’s name on the signature pages hereto, at or prior to the expiration of the Exchange Offers and elected to receive, with respect to an aggregate principal amount of greater than $40 million of such Existing Notes, 11.00% Series A Convertible Notes due 2018 (the “Series A Convertible Notes”), 11.00% Series B Convertible Notes due 2018 (the “Series B Convertible Notes”) and/or 11.00% Series C Convertible Notes due 2018 (the “Series C Convertible Notes” and, together with the Series A Convertible Notes and the Series B Convertible Notes, the “Convertible Notes”) issued by Realogy, as the case may be, convertible at any time at the option of the holders thereof, in whole or in part, into shares of Class A common stock of the Company, par value $0.01 per share;

WHEREAS, RCIV Holdings (Luxembourg) s.à.r.l., a Luxembourg société à responsabilité limitée (“RCIV Luxco”), a wholly owned subsidiary of RCIV Holdings, L.P, a Cayman Islands exempted limited partnership (“RCIV Cayman”), owns Existing Notes and will own Convertible Notes convertible into an equity interest in the Company upon consummation of the Exchange Offers;

WHEREAS, Apollo Investment Fund VI, LP, a Delaware limited partnership (“AIF VI”), Domus Investment Holdings, LLC, a Delaware limited liability company (“Domus Investment”) and Domus Co-Investment Holdings, LLC, a Delaware limited liability company (“Co-Investment Holdings”), each own capital stock of the Company; and

WHEREAS, each of the Company, the Apollo Holders and each Holder deems it to be in their respective best interests to enter into this Agreement to set forth their agreements with respect to certain matters concerning the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, intending to be legally bound, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Accelerated Issuance” has the meaning set forth in Section 3.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” has the meaning set forth in the preamble.

“AIF VI” has the meaning set forth in the preamble.

“Apollo Holders” means AIF VI, Domus Investment, RCIV Cayman, RCIV Luxco and Co-Investment Holdings, collectively with each of their respective Affiliates (including, for avoidance of doubt, any syndication vehicles).

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Class A Common Stock” means the Class A common stock of the Company, par value $.01 per share.

“Class B Common Stock” means the Class B common stock of the Company, par value $.01 per share.

“Closing Date” means the date of the closing of the Exchange Offers.

“Co-Investment Holdings” has the meaning set forth in the recitals.

“Common Stock” means the Class A Common Stock, and the Class B Common Stock, collectively, and any class of common stock into which the Class A Common Stock or Class B Common Stock may be reclassified, converted or exchanged.

“Company” has the meaning set forth in the preamble.

“Company Offered Securities” has the meaning set forth in Section 3.

“Convertible Notes” has the meaning set forth in the recitals.

“Disposition” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Subject Securities (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Subject Securities (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Subject Securities whether voluntary or involuntary, including, without limitation (a) as a part of any liquidation of a securityholder’s assets or (b) as a part of any reorganization of a securityholder pursuant to the United States, state, foreign or other bankruptcy law or other similar debtor relief laws. “Dispose” shall have a correlative meaning.

“Domus Investment” has the meaning set forth in the recitals.

“Exchange Offers” means the offers by Realogy to exchange the Existing Notes for Convertible Notes and/or newly issued 11.50% Senior Cash Notes due 2017, 12.00% Senior Cash Notes due 2017, and 13.375% Senior Subordinated Notes due 2018 (such 11.50% Senior Cash Notes due 2017, 12.00% Senior Cash Notes due 2017, and 13.375% Senior Subordinated Notes due 2018, collectively, the “Extended Maturity Notes”).

“Existing Notes” has the meaning set forth in the recitals.

“Extended Maturity Notes” has the meaning set forth in the definition of Exchange Offers.

“Group” has the meaning ascribed to such term in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Holder” has the meaning set forth in the preamble.

“IAI” means an institutional “accredited investor” within the meaning of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

“IPO” means the initial public offering of shares of the Class A Common Stock pursuant to an effective Registration Statement under the Securities Act.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

“Preemptive Event” has the meaning set forth in Section 3.

“Preemptive Rights Offer” has the meaning set forth in Section 3.

“Preemptive Rights Offer Notice” has the meaning set forth in Section 3.

“Proportionate Percentage” with respect to any holder of Convertible Notes (or shares of Class A Common Stock issued upon conversion of such Convertible Notes or a combination thereof), shall mean a number (expressed as a percentage) equal to a fraction, the numerator of which is the total number of shares of Common Stock on an as-converted basis proposed to be transferred by such holder in a proposed Tag-Along Transaction and the denominator of which is the total number of shares of Common Stock on an as-converted basis owned by such holder.

“Public Sale” means any sale, occurring simultaneously with or after an IPO, of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public in the manner described by the provisions of Rule 144 promulgated thereunder, other than an offering relating to employee incentive plans.

“QIB” means a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Qualified Public Offering” means (a) an Underwritten Offering of shares of Class A Common Stock by the Company or any selling securityholders pursuant to an effective Registration Statement filed by the Company with the SEC (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A, (iii) a registration on Form S-4 or any successor form, or (iv) a registration on Form S-8 or any successor form) under the Securities Act, pursuant to which the aggregate offering price of the Class A Common Stock (by the Company and/or other selling securityholders) sold in such offering (together with the aggregate offering prices from any prior such offerings) is at least $200 million and (b) the listing of Company Class A Common Stock on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or any successor exchange to the foregoing.

“RCIV Cayman” has the meaning set forth in the recitals.

“RCIV Luxco” has the meaning set forth in the recitals.

“Realogy” has the meaning set forth in the preamble.

“Registration Statement” means any shelf registration statement or other registration statement filed with the SEC with respect to the Class A Common Stock.

“Sale Notice” has the meaning set forth in Section 4.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Convertible Notes” has the meaning set forth in the recitals.

“Series B Convertible Notes” has the meaning set forth in the recitals.

“Series C Convertible Notes” has the meaning set forth in the recitals.

“Subject Securities” means shares of Class A Common Stock, the Convertible Notes and any shares of Class A Common Stock issuable upon conversion thereof.

“Tag-Along Holder” has the meaning set forth in Section 4(b).

“Tag-Along Notice” has the meaning set forth in Section 4(b).

“Tag-Along Transaction” has the meaning set forth in Section 4(a).

“Underwritten Offering” means a sale of shares of Class A Common Stock to an underwriter for reoffering to the public.

Section 2. Representation and Warranties. The Holder hereby represents and warrants that the Holder and its Affiliates or funds or accounts managed by such Holder, have collectively tendered all of their Existing Notes in the Exchange Offers at or prior to the expiration of the Exchange Offers and elected to receive Convertible Notes in respect of Existing Notes with an aggregate principal amount of greater than $40 million.

Section 3. Preemptive Events. If any time prior to (but not including) a Qualified Public Offering, the Company or Realogy proposes to issue or sell any equity securities (or securities convertible into, issuable upon exercise of or exchangeable for any such equity securities), but not including (i) securities issued pursuant to any equity compensation plans, (ii) securities issued as a dividend or distribution on all shares of Common Stock or upon any stock split, recapitalization or other subdivision or combination of securities, (iii) securities issued upon the exercise, conversion or exchange of any options, warrants or convertible securities issued prior to the date hereof or for which the Holder has had the opportunity to subscribe for pursuant to its preemptive rights (and which shall include the Convertible Notes), and (iv) securities issued (other than to an Apollo Holder) (X) as consideration in an acquisition (whether by stock sale, merger, recapitalization, asset purchase or otherwise) or (Y) in connection with a joint venture or strategic alliance (collectively, “Company Offered Securities”), the Company shall give notice in writing (the “Preemptive Rights Offer Notice”) to each Holder of such proposed issuance or sale of such equity securities (a “Preemptive Event”). The Preemptive Rights Offer Notice shall describe the terms of the proposed transaction, identify the proposed purchaser(s), and contain an offer (the “Preemptive Rights Offer”) to sell Company Offered Securities to such Holder, at the same price, on the same terms and for the same consideration to be paid by the proposed purchaser(s) as set forth in this Section 3. Each Holder shall have the right to participate in the Preemptive Event up to its respective pro rata fully-diluted portion of its equity ownership (which shall be a fraction of the Company Offered Securities determined by dividing (A) the number of shares of Common Stock then owned by such Holder on a fully-diluted basis assuming the conversion of all of its Convertible Notes by (B) the number of shares of Common Stock then outstanding (before giving effect to the Preemptive Event) on a fully-diluted basis assuming, among other things, the conversion of all Convertible Notes then outstanding. The Preemptive Rights Offer Notice shall be delivered at least fifteen (15) days prior to the relevant issuance or sale. If any Holder fails to accept in writing the Preemptive Rights Offer by the tenth (10th) day after the Company’s delivery of the Preemptive Rights Offer Notice, such Holder shall have no further rights with respect to the Preemptive Event; provided, however, that if (i) any of the terms of the Preemptive Event, taken as a whole, materially change after the date of the Preemptive Rights Offer Notice or (ii) the issuance or sale of the Company Offered Securities pursuant to the Preemptive Event shall not have occurred within one hundred twenty (120) days after the delivery of the Preemptive Rights Offer Notice (subject to extension in the event of required regulatory approvals not having been obtained by such date but in any event no later than one hundred eighty (180) days after delivery of the Preemptive Rights Offer Notice), then, in each case, any additional issuances shall again be subject to this Section 3 and the Company shall be required to give a new Preemptive Rights Offer Notice within the time period described above and such Holder shall have an additional ten (10) days to accept in writing the Preemptive Rights Offer. Notwithstanding any of the foregoing, following any Preemptive Rights Offer Notice, the Company may immediately issue, prior to the expiration of the time periods above, the Company Offered Securities whenever it determines that it would be to the advantage of the Company for it to issue such Company Offered Securities (an “Accelerated Issuance”). To the extent that the Company effects an Accelerated Issuance and the Holder accepts in writing the Preemptive Rights Offer, the Company will issue to such Holder additional Company Offered Securities at the same price, on the same terms and for the same consideration paid by the purchaser(s) in the Accelerated Issuance, such that the percentage of the Company Offered Securities issued to the Holder would equal the percentage of the Company Offered Securities the Holder would have otherwise received in the absence of an Accelerated Issuance in accordance with this Section 3.

Section 4. Tag-Along Rights.

(a) Prior to the consummation of a Qualified Public Offering, if the Apollo Holders desire to effect any sale or transfer of shares of Common Stock representing 5% or more of the outstanding shares of Common Stock on a fully diluted basis in a single transaction or series of related transactions for value to any third party that is not an Affiliate of the Apollo Holders, other than in a Public Sale (a “Tag-Along Transaction”), it shall give written notice to each Holder offering such Holder the option to participate in such Tag-Along Transaction (a “Sale Notice”). The Sale Notice shall set forth in reasonable detail the material terms and conditions of the proposed Tag-Along Transaction and identify the contemplated transferee or Group.

(b) Each Holder may, by written notice to the Apollo Holders (a “Tag-Along Notice”) delivered within ten (10) days after the delivery of the Sale Notice (such Holder delivering such timely notice being a “Tag-Along Holder”), elect to sell in such Tag-Along Transaction all or a portion of the shares of Class A Common Stock held by such Holder or shares of Class A Common Stock issuable upon conversion of the Convertible Notes held by such Holder on the same terms and conditions as the Apollo Holders, provided that, without the consent of the Apollo Holders, the Proportionate Percentage of shares of Common Stock to be sold by any Tag-Along Holder will not exceed the Proportionate Percentage of shares of Common Stock that the Apollo Holders propose to sell or transfer in the applicable Tag-Along Transaction; provided that, to the extent that any Tag-Along Holder needs to convert all or a portion of its Convertible Notes into shares of Class A Common Stock in order to participate in the applicable Tag-Along Transaction, the Apollo Holders shall structure the applicable Tag-Along Transaction to enable such conversion to occur on the closing date of such Tag-Along Transaction.

(c) If the Holder does not deliver a timely Tag-Along Notice, then the Apollo Holders may thereafter consummate the Tag-Along Transaction, at the same sale price and on the same other terms and conditions as are described in the Sale Notice (including, without limitation, the number of shares of Common Stock being sold), for a period of one hundred twenty (120) days thereafter (subject to extension in the event of required regulatory approvals not having been obtained by such date but in any event no later than two hundred seventy (270) days after delivery of the Tag-Along Notice). In the event the Apollo Holders have not consummated the Tag-Along Transaction within such one hundred twenty (120) day period (subject to extension as provided above), the Apollo Holders shall not thereafter consummate a Tag-Along Transaction, without first providing a Sale Notice and an opportunity to each Holder to sell in the manner provided above. If the Holder gives the Apollo Holders a timely Tag-Along Notice, then the Apollo Holders shall use reasonable efforts to cause the prospective transferee or Group to agree to acquire all the shares of Class A Common Stock identified in all timely Tag-Along Notices, upon the same terms and conditions as are applicable to the shares of Common Stock held by the Apollo Holders. If such prospective transferee or Group is unable or unwilling to acquire all the shares of Common Stock proposed to be included in the Tag-Along Transaction upon such terms, then the Apollo Holders may elect either to cancel such Tag-Along Transaction or to allocate the maximum number of shares that such prospective transferee or Group is willing to purchase among the Apollo Holders and the Tag-Along Holders in such proportions that the Apollo Holders’ and each such Tag-Along Holder’s Proportionate Percentages are reduced on a pro rata basis to reflect the total number of shares of Common Stock to be sold. In connection with the Tag-Along Transaction, each party shall bear its own expenses.

(d) For purposes of this Section 4, any holder of shares of Common Stock who has a contractual right (other than, for the avoidance of doubt, pursuant to this Agreement) to participate in such Tag-Along Transaction or any other holder of Common Stock who is otherwise participating in such Tag-Along Transaction with the consent of the Apollo Holders, shall be deemed to be a “Tag-Along Holder” under this Section 4 (provided that, for the avoidance of doubt, this Section 4(d) is not intended to nor shall it grant any rights to any Person to participate in any Tag-Along Transaction that is not otherwise granted pursuant to Section 4 (a)-(c) above).

Section 5. Notices. All notices, requests, consents and other communications hereunder shall be in writing and will be deemed to have been duly delivered: (i) upon personal delivery; (ii) three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested; (iii) one (1) Business Day after being sent via a nationally recognized overnight courier service; or (iv) upon receipt of electronic or other confirmation of transmission if sent via facsimile or electronic mail to the appropriate party at the address, facsimile number or email specified on the signature pages hereto, or at such other addresses, facsimile numbers or email addresses as the parties may designate by written notice in accordance with this Section 5.

Section 6. Amendment. This Agreement may be amended, modified, supplemented or waived from time to time by an instrument in writing signed by the Company, Realogy and each

Apollo Holder; provided, however that this Agreement may not be modified in a manner that is materially adverse to any Holder without the approval of such Holder.

Section 7. Term; Termination. Unless earlier terminated by the mutual agreement of all the parties hereto, this Agreement shall terminate automatically upon the earlier of (i) the dissolution, liquidation or winding-up of the Company (unless the Company continues to exist after such dissolution, liquidation or winding-up as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction), (ii) upon consummation of a Qualified Public Offering, (iii) with respect to each Holder, the first date on which such Holder, collectively with its Affiliates or funds or accounts managed by such Holder, ceases to own, directly or indirectly, Convertible Notes (or shares of Class A Common Stock issued upon conversion of such Convertible Notes or a combination thereof) representing at least $15 million aggregate principal amount of the Convertible Notes acquired by such Holder, collectively with its Affiliates or funds or accounts managed by such Holder, on the Closing Date, and (iv) with respect to each Apollo Holder, the first date on which such Apollo Holder ceases to own, directly or indirectly, any shares of Common Stock or Convertible Notes convertible into shares of Common Stock.

Section 8. Miscellaneous Provisions.

(a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(b) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

(c) Except as provided in Section 7, any party to this Agreement who Disposes of all of his, her or its Common Stock and/or Convertible Notes in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder.

(d) Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(e) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Exchange and delivery of this Agreement by PDF via electronic mail or by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such PDF and facsimile copies shall constitute legally enforceable original documents.

(f) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(g) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby, in each case, subject to the provisions hereunder, including, without limitation, those set forth in Section 3 and Section 4.

(h) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware State Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested to the address of such parties set forth on the signature pages hereto, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(i) No course of dealing between the Company, or its subsidiaries, and the other parties hereto (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(j) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(k) This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by any party hereto may be withheld by such party in its sole discretion.

(l) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(m) If, and as often as, there are any changes in the Common Stock and/or Convertible Notes, as applicable, by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock or Convertible Notes as so changed.

(n) Without limiting anything in the Company’s certificate of incorporation or the bylaws, no director of the Company shall be personally liable to the Company or any party hereto as a result of any acts or omissions taken under this Agreement in good faith.

(o) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Holder, directly or indirectly, in whole or in part, by operation of law or otherwise, provided that a Holder may assign its rights hereunder to an Affiliate of such Holder if such Holder delivers to the Company a (i) joinder agreement executed by such Affiliate in the form set forth in Exhibit A, (ii) documentation reasonably acceptable to Realogy certifying such Affiliate’s status as a QIB or an IAI and/or (iii) such other documentation as may be reasonably requested by Realogy. Any assignment in violation of the preceding sentence shall be null and void Each Apollo Holder may assign its rights or obligations, in whole or in part, under this Agreement to any member of the Apollo Holders, and such Person shall automatically become party to this Agreement and this Agreement shall be amended and restated to provide that such Person or a designee of such Person shall have the same rights and obligations of the Apollo Holders hereunder.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date as of the date first above written.

REALOGY CORPORATION

By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	EVP, CFO & Treasurer

DOMUS HOLDINGS CORP.

By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	EVP, CFO & Treasurer

Address for notices to Realogy and to the Company:

One Campus Drive

Parsippany, NJ 07054

Phone: (973) 407-4669

Attention: Marilyn J. Wasser, Esq.

Facsimile: 973-407-6685

Electronic mail: marilyn.wasser@realogy.com

[Signature Page of New Securityholders Agreement-WAMCO]

DOMUS INVESTMENT HOLDINGS, LLC

By:	Apollo Management VI, L.P., its manager

By:	AIF VI Management, LLC, its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

RCIV HOLDINGS, L.P. (CAYMAN)

By:	Apollo Advisors VI (EH), L.P., its general partner

By:	Apollo Advisors VI (EH-GP), Ltd., its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

APOLLO INVESTMENT FUND VI, L.P.

By:	Apollo Advisors VI, L.P., its general partner

By:	Apollo Capital Management VI, LLC, its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

[Signature Page of New Securityholders Agreement-WAMCO]

DOMUS CO-INVESTMENT HOLDINGS, LLC

By:	Apollo Management VI, L.P., its managing member

By:	AIF VI Management, LLC, its general partner

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

[Signature Page of New Securityholders Agreement-WAMCO]

RCIV HOLDINGS (LUXEMBOURG), S.A.R.L.

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Class A Manager

Address for notices to the Apollo Holders: c/o Apollo Management VI, L.P. 9 West 57th Street, 43rd Floor New York, NY 10019 Facsimile: Attention: Marc Becker Email: Becker@apollolp.com

[Signature Page of New Securityholders Agreement-WAMCO]

Western Asset Management Company, as investment manager on behalf of its client accounts

By:	/s/ W. Stephen Venable, Jr.
	Name:	W. Stephen Venable, Jr.
	Title:	Attorney

Address for notices to Western Asset Management Company: 385 E. Colorado Blvd. Pasadena CA 91101 Attn: Legal Department

Series	Principal amount of Existing Notes owned as of the date hereof	Percentage tendered for Convertible Notes	Percentage tendered for Extended Maturity Notes
Existing Senior Cash Notes	63,188,000	100%	0
Existing Senior Toggle Notes
Existing Senior Subordinated Notes

[Signature Page of New Securityholders Agreement-WAMCO]

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (“Joinder”) is executed pursuant to the terms of the Investor Securityholders Agreement dated as of January 5, 2011, a copy of which is attached hereto (the “Investor Securityholders Agreement”), by the transferee (“Transferee”) executing this Joinder. By the execution of this Joinder, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is an Affiliate of the transferor of the rights and obligations under the Investor Securityholders Agreement (the “Transferor”). Capitalized terms used herein without definition are defined in the Investor Securityholders Agreement and are used herein with the same meanings set forth therein.

2.	Representations and Warranties. Transferee by delivering this Joinder represents and warrants that the Transferee and, to the knowledge of the Transferee, the Transferor, have complied with the terms and conditions relating to the assignment of rights and obligations in Section 8(o) of the Investor Securityholders Agreement.

3.	Effectiveness. This Joinder shall take effect and Transferee shall be bound by the Investor Securityholders Agreement immediately upon the execution hereof.

4.	Law. THIS JOINDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS ADOPTION, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

Name of Transferee

Signature

Date